SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SONOMAWEST HOLDINGS, INC.

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SONOMAWEST HOLDINGS, INC.

2064 Highway 116 North Sebastopol, CA 95472
Ph: (707) 824-2001 Fax: (707) 829-4630

_________________

NOTICE OF ANNUAL MEETING OF
STOCKHOLDER AND PROXY STATEMENT

To be Held
November 17, 2005

_________________

To the Stockholders of SonomaWest Holdings, Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of SonomaWest Holdings, Inc. (the “Company”) will be held on Thursday, November 17, 2005, at 10:00 a.m., at the offices of Alleghany Properties, LLC, 2150 River Plaza Drive, #155, Sacramento, California 95833, for the following purposes:

1.

To elect three directors to serve until the 2006 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

2.

To approve the appointment of Grant Thornton LLP as independent auditors for the fiscal year ending June 30, 2006.

3.

To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on September 20, 2005, are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors,

Walker R. Stapleton
President and Chief Executive Officer

Sebastopol, California

November 2, 2005

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned the proxy. Please cast your vote as soon as possible by following the instructions on your proxy card. We encourage you to review the proposals and vote in favor.

SONOMAWEST HOLDINGS INC

2064 Highway 116 North Sebastopol, CA 95472
Ph: (707) 824-2001 Fax: (707) 829-4630

_________________

PROXY STATEMENT

For Annual Meeting of Stockholders
November 17, 2005, at 10:00 a.m.

_________________

INFORMATION CONCERNING VOTING AND SOLICITATION

General

This Proxy Statement is furnished by the Board of Directors of SonomaWest Holdings, Inc. (the “Company”) to solicit stockholder proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, November 17, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of Alleghany Properties, LLC, 2150 River Plaza Drive, #155, Sacramento, California 95833.

The mailing of these proxy solicitation materials and the Company’s Annual Report to Stockholders for the year ended June 30, 2005 commenced on or about November 4, 2005.

Voting

The Board of Directors of the Company (the “Board”) has fixed the close of business on September 20, 2005 as the Record Date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the Record Date, 1,124,257 shares of the Company’s common stock were issued and outstanding, and no shares of any other class of stock were outstanding.

Each stockholder on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting, except for the election of directors if directors are elected by cumulative voting as described below. The inspector of elections we appoint will determine whether or not a quorum is present. The presence in person or by proxy of the holders of a majority of the shares of common stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the meeting have the power to adjourn the meeting until a quorum is present, without notice other than an announcement at the meeting and so long as such adjournment is less than 30 days and a new record date is not fixed. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally scheduled.

In the election of directors, stockholders have cumulative voting rights, which means that each stockholder is entitled to a number of votes equal to the number of his or her shares multiplied by the number of directors to be elected. A stockholder may cast all of his or her votes for a single candidate, or may distribute votes among as many candidates as he or she may see fit. No stockholder may cumulate votes for a candidate, however, unless the name(s) of the candidate(s) have properly been placed in nomination before the voting and the stockholder has given notice at the Annual Meeting, before the voting has begun, of his or her intention to cumulate votes. If one stockholder has already given such a notice, all stockholders may cumulate their votes for candidates in nomination without further notice.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. All properly executed proxies that are not revoked will be voted at the meeting in accordance with the instructions contained therein. Each proxy received without specific directions indicated thereon will be voted FOR the election of the nominees named in this Proxy Statement and FOR the approval of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2006. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. Accordingly, abstentions will have the same effect as a vote against the proposal. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Thus, a broker non-vote will not affect the outcome of the voting on a proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors.

Revocability of Proxies

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy at any time before it is voted. The proxy may be revoked by filing with the Secretary of the Company at the Company’s principal executive office a written notice of revocation, by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or by attending the meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy card, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Annual Meeting, three directors are to be elected by the stockholders to serve until the next annual meeting of stockholders or until the election and qualification of their successors. Effective as of the Annual Meeting, the authorized number of directors constituting the Board will be four, which is the minimum number permitted by the Company’s Bylaws. Following the Annual Meeting, there will be a one vacancy, which may be filled by the Board. The proxy holders named on the enclosed Proxy card intend to vote all shares for which proxies are granted to elect the three nominees selected by the Board and intend to vote such shares cumulatively if necessary to elect some or all of such nominees. The three nominees for director who receive the most affirmative votes will be elected directors. Votes withheld will have no effect on the election result. If any of the nominees refuses or is unable to serve as a director (which is not now anticipated), the proxy holders intend to nominate and vote for such other person(s) as they believe will best serve the interests of the Company.

Nominees

The table below indicates each nominee’s principal occupation, age, and year in which he first became a director.

Name	Age	Principal Occupation	Director Since

Walker R. Stapleton	31	President and Chief Executive Officer of the Company	2005
David J. Bugatto(1)(2)	41	President and CEO of Alleghany Properties, LLC	2001
Fredric Selinger(1)(2)	66	Senior Managing Director, Corporate Finance, Sutter Securities	1999

——————

(1)

Member of the Audit Committee.

(2)

Member of the Compensation Committee.

With the exceptions noted below, each of the nominees, directors and named current executive officers of the Company has been engaged in the principal occupations set forth below during the past five (5) years. Mr. Stapleton is currently the only executive officer of the Company.

Walker R. Stapleton, 31; Director, President and Chief Executive Officer.  Mr. Stapleton was appointed President and Chief Executive Officer on June 16, 2005. Mr. Stapleton has been a consultant with Castle Keep Realty of Denver, a private real estate consulting firm, since 2004. From 2004 to 2005, Mr. Stapleton served as Director of Real Estate Acquisitions for Lamar Companies, a private real estate investment firm. From 2001 to 2003, he attended the Harvard Business School. From 1999 to 2001, Mr. Stapleton served as Director of Business Development for Live 265.com, a streaming media company on the internet. Mr. Stapleton gained transactional experience relating to public and private company financing during his employment at Hambrecht & Quist as an Investment Banker in the group’s technology banking division from 1997 to 1999. Mr. Stapleton was a founding principal of Convergence Capital Partners, a private real estate opportunity fund, which made investments in Eastern Europe. Mr. Stapleton is a graduate of Williams College. He holds a Graduate Degree in Business Economics from The London School of Economics and Political Science. Mr. Stapleton holds a Masters in Business Administration from The Harvard Business School.

David J. Bugatto; 41; Director. Mr. Bugatto is President and Chief Executive Officer of Alleghany Properties, LLC (“APLLC”), which is a subsidiary of Alleghany Corporation, a publicly traded corporation on the New York Stock Exchange. Mr. Bugatto is also a director of APLLC.

Fredric Selinger; 66; Director. Mr. Selinger is Senior Managing Director of Corporate Finance of Sutter Securities, Incorporated (investment banking and consulting). Prior to March 1995, Mr. Selinger was Managing Director of Jackson Square Capital Corp. (private investment banking and consulting).

Board of Directors Meetings and Committees

The Board of Directors met nine times in person or by telephone during the fiscal year ended June 30, 2005. Each director attended at least 75% of the meetings of the Board or its committees upon which he served that were held during the last fiscal year. While the Company encourages all members of the Board to attend the annual meeting, there is no formal policy as to their attendance at each of the annual meetings of stockholders. [All of the directors] attended the 2004 annual meeting of stockholders.

The Board has standing Audit and Compensation Committees. The Board has adopted charters for the Audit and Compensation Committees. Copies of the charters of the Audit Committee and Compensation Committee were attached to the Company’s Proxy Statement for the fiscal year ended June 30, 2004.

During fiscal 2005, the members of the Audit Committee were Messrs. Selinger (Chairman), Bugatto and Gary L. Hess. Following the Annual Meeting, if the proposed nominees are elected, the committee will consist of Messrs. Selinger (Chairman) and Bugatto. The Board has determined that Mr. Selinger is independent within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934. The Board has also determined that Mr. Selinger is an “audit committee financial expert” as defined in the applicable regulations of the Securities and Exchange Commission (the “SEC”). Messrs. Bugatto and Hess were not independent by virtue of the consulting fees or commissions received in fiscal year 2005, respectively. However, the two directors were appointed to the committee based on their in-depth knowledge of the Company’s operations and controls.

Subject to its charter, the Audit Committee’s function is to provide assistance to the Board in its oversight of: the integrity of the Company’s financial statements; compliance with legal and regulatory requirements; reviewing and maintaining the independent auditors’ qualifications and independence; and the performance of the Company’s internal audit function and independent auditors. The committee meets periodically with management and the Company’s independent auditors. The Audit Committee is solely responsible for the appointment, compensation and oversight of the independent auditors and, if deemed necessary, the termination of the independent auditors. The Audit Committee had two meetings and had many additional telephone conferences during 2005.

Under its pre-approval policies with respect to the Company’s independent auditors, the Audit Committee pre-approves all audit and permitted audit-related and non-audit services provided to the Company by its independent auditor prior to the engagement of the firm for such services. The Audit Committee pre-approved all audit and non-audit services provided by Grant Thornton LLP during fiscal year 2005.

During fiscal 2005, the members of the Compensation Committee were Messrs. Hess (Chairman), Bugatto and Selinger. Following the Annual Meeting, if the proposed nominees are elected, the committee will consist of Messrs. Bugatto and Selinger. The Compensation Committee met two times during fiscal year 2005. The functions of the Compensation Committee are to: develop and recommend to the full Board compensation arrangements, including bonuses and stock options for directors, executive officers and other key employees, and fee arrangements for outsourced functions; advise the Board on policy matters concerning officer compensation and administration of the Company’s stock option plans; administer the Company’s stock option plans; establish and review general policies relating to the compensation and benefits of the Company’s employees; and perform such other functions regarding compensation as the Board may delegate.

Stockholder Communications

Stockholders may communicate in writing with the Board of Directors or individual members of the Board by mail addressed to the Secretary of the Company at the following address: 2064 Highway 116 North, Sebastapol, California 95472. The Secretary will forward the communication to the intended director or directors. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality. Concerns relating to the accounting, internal controls or auditing matters will be handled in accordance with the Company’s  Complaint Procedure and Nonretaliation Policy for Accounting, Securities and Stockholder Matters which was adopted by the Audit Committee, a copy of which is attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, and a Code of Ethics for our Chief Executive Officer and senior financial officers. Copies of these codes of ethics are attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004. The Company will provide any person, without charge, a copy of the Codes. Requests for a copy of the Codes may be made by writing to the Company at SonomaWest Holdings, Inc., 2064 Highway 116 North, Sebastopol, CA  95472, Attention: President.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of any interlocks or insider participation required to be disclosed under applicable rules of the Securities and Exchange Commission. No members of the Compensation Committee were employees of the Company during the fiscal year ended June 30, 2005. As described in the Section below entitled “Certain Relationships and Related Transactions,” during fiscal year 2005 Gary Hess, a director, received commission payments from the Company pursuant to a previous agreement and had an existing loan from the Company in connection with the exercise of stock options.

Director Nomination Process

The Company does not have a standing nominating committee, due in part to the small size of its Board. The Board is responsible for evaluating and recommending individuals for election to the Board,  including those recommendations submitted by stockholders.

It is the Company’s policy that candidates for director should possess a high level of personal and professional integrity, ability and judgment, and have skills and expertise appropriate for the Company and for serving the long-term interests of the Company’s stockholders. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company and performance on the Board during their term. In the case of new director candidates, the Board first conducts inquiries into the background and qualifications of possible candidates after considering the function and needs of the Board. The directors meet to discuss and consider such candidates’ qualifications, including relevant career experience, relevant technical skills,  industry knowledge and experience and financial expertise (including expertise that could qualify a director as a “financial expert”). The Board believes that the qualifications and strengths of an individual in totality, rather than any specific factor, should be primary, with a view to nominating persons for election to the Board whose backgrounds, integrity and personal characteristics indicate that they will make a contribution to the Board. The Board also considers the benefit to the Company and its stockholders from the familiarity and insight into the Company’s affairs that incumbent directors can provide by continued service on the Board. In seeking potential nominees, the directors use a network of contacts to compile a list of potential candidates, but may also engage, if they deem appropriate, a professional search firm. To date, the Company has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, but reserves the right to do so. The Board did not receive any security holder recommendations for nomination to the Board in connection with this year’s Annual Meeting, and this year’s nominees for director are all currently directors of the Company.

The directors will consider director candidates recommended by stockholders provided the stockholders follow the procedures described below and in the Company’s bylaws. Except as described above, in performing its evaluation and review, the Board generally does not differentiate between candidates proposed by stockholders and other proposed nominees, except that the Board may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.

Stockholders who wish to recommend individuals for election to the Board may do so by submitting a written recommendation to the Secretary of the Company, 2064 Highway 116 North, Sebastopol, CA  95472, in accordance with the procedures set forth below in this Proxy Statement under the heading “Stockholder Proposals for the Next Annual Meeting.” For nominees for election to the Board proposed by stockholders to be considered, the following information concerning each nominee must be timely submitted in accordance with the required procedures: (1) the nominee’s name, age, business address, residence address, principal occupation or employment, the class and number of shares of the Company’s capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder; and (2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of shares of the Company’s capital stock the stockholder beneficially owns, a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the stockholder is a holder of record of the Company’s stock entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice, and any other information relating to the stockholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. The Company may also require any proposed nominee to furnish such other information as the Company or the Board may reasonably require to determine the eligibility and qualifications of the nominee to serve as a director.

Compensation of Directors

During fiscal year 2005, the directors, not including Roger S. Mertz, who served as the Chairman of the Board until June 16, 2005, received $1,000 per quarter for serving as a director, $250 per quarter for serving on one or more committees of the Board, and $1,000 for each Board meeting attended. The Chairman of the Board received $1,000 per quarter for serving as a director, $500 per quarter for serving as the Chairman of the Board, and $1,000 for each Board meeting attended. Directors’ fees paid by the Company during fiscal year 2005 totaled $53,950 and included the following: Mr. Bugatto, $13,650; Mr. Selinger, $11,250; Mr. Hess, $13,650; Mr. Mertz, $14,400; and Mr. Stapleton, $1,000. No stock options were granted to any of the directors during fiscal 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Grant Thornton LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending June 30, 2006. Representatives of Grant Thornton LLP are not expected to be present at the Annual Meeting.

Although ratification by stockholders is not a prerequisite to the ability of the Audit Committee to select Grant Thornton LLP as our independent auditor, and the committee retains the discretion to change auditors notwithstanding ratification as requested by this proposal, we believe such ratification to be desirable. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection.

Principal Accountant Fees and Services

The following table shows the fees billed to the Company for the audit and other services provided by Grant Thornton LLP for fiscal 2005 and 2004.

	Fiscal 2005	Fiscal 2004
Audit fees(1)	$67,500	$62,000
Audit-related fees(2)	$5,524	$4,466
Tax fees(3)	$21,600	$23,289
All other services(4)	$2,135	$5,470

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(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.

(2)

Audit-related fees consisted primarily of accounting consultations and out of pocket expenses.

(3)

For fiscal 2005 and 2004, respectively, tax fees principally included tax compliance fees of $21,046 and $19,071, and tax advice and tax planning fees of $554 and $4,218.

(4)

All other fees principally  include audit services  provided in connection with other statutory or regulatory filings.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The policy adopted by the Audit Committee requires pre-approval of audit, audit-related, non-audit and tax services.

The affirmative vote of the holders of a majority of the shares of common stock voting in person or by proxy on this proposal is required to ratify the appointment of the independent auditors.

THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON, LLP.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables, based in part upon information supplied by officers, directors and principal stockholders, set forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of September 20, 2005, by (i) each person known to the Company to be a beneficial owner of more than 5% of the Company’s common stock, (ii) each Named Executive Officer (see “Executive Compensation — Summary Compensation Table”), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Voting power is the power to vote or direct the voting of securities, and investment power is the power to dispose of or direct the disposition of securities.

Security Ownership of Certain Beneficial Owners

	Shares of Common Stock Beneficially Owned(a)
Name and Address of Beneficial Owner	Number		Percent

Craig R. Stapleton 135 E. Putnam Avenue Greenwich, CT 06830	369,930	(b)	32.9%
Gary L. Hess 2064 Highway 116, North Sebastopol, CA 95472	83,617	(c)	7.4%
Wendy W. Stapleton 135 E. Putnam Avenue Greenwich, CT 06830	73,198	(d)	6.5%
Roger S. Mertz 333 Bush Street, Suite 1200 San Francisco, CA 94104	59,223	(e)	5.2%
Walker R. Stapleton	47,410		4.2%
Fredric Selinger	22,000	(f)	1.9%
David J. Bugatto	20,000	(g)	1.7%

——————

(a)

Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the Company. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 20, 2005 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 1,124,257 shares of common stock outstanding as of September 20, 2005.

(b)

Includes 343,237 shares owned directly by Mr. Stapleton or trusts for the benefit of Mr. Stapleton and 26,693 shares owned by Mr. Stapleton’s wife to which Mr. Stapleton disclaims any beneficial interest.

(c)

Includes 73,617 shares owned directly and 10,000 shares issuable upon the exercise of stock options. Mr. Hess’ term as a director expires at the end of the Annual Meeting.

(d)

Wendy W. Stapleton is the daughter of Craig R. Stapleton.

(e)

Includes 32,068 shares owned directly, 25,000 shares issuable upon the exercise of stock options, and 2,155 shares held by Mr. Mertz as trustee and to which Mr. Mertz disclaims any beneficial interest. Mr. Mertz’s term as a director expires at the end of the Annual Meeting.

(f)

Includes 2,000 shares owned directly and 20,000 shares issuable upon the exercise of stock options.

(g)

Includes 20,000 shares issuable upon the exercise of stock options.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table shows certain compensation information for the Chief Executive Officer and each of the four other most highly compensated executive officers whose aggregate compensation exceeded $100,000 for the fiscal year ended June 30, 2005 (collectively, the “Named Executive Officers”). Compensation data is shown for the fiscal years ended June 30, 2005, 2004, and 2003. This information includes the dollar value of base salaries, bonus awards, the number of Options/SARs granted, and certain other compensation, if any, whether paid or deferred.

		Annual Compensation(a)		Long Term Compensation Awards
Name	Year	Salary($)	Bonus($)	Options/ SARs(#)	All Other Compensation($)

Roger S. Mertz(b) Chief Executive Officer	2005 2004 2003	— — —	— — —	— 7,500 7,500	— — —
Walker R. Stapleton Chief Executive Officer	2005 2004 2003	— — —	— — —	— — —	— — —

——————

(a)

Amounts shown include cash and non-cash compensation earned with respect to the year shown above.

(b)

During fiscal 2005 through June 16, 2005, in accordance with Section 312 of the California General Corporation Law, since the Company had no individual serving as President or Chief Executive Officer, Mr. Mertz, who was Chairman of the Board, was deemed the Company’s Chief Executive Officer and served in that capacity. Mr. Mertz was not compensated for services as an officer. Mr. Mertz received only the quarterly and per meeting director fees and option grants that were granted to him in connection with his services as Chairman of the Board. During fiscal 2005, Mr. Mertz received a total of $14,400 in director fees. Walker R. Stapleton became President and Chief Executive Officer effective June 16, 2005, but did not receive any compensation during fiscal 2005 with respect to his services as an officer of the Company.

Option Grants in Last Fiscal Year

There were no stock options granted from July 1, 2004 to June 30, 2005 to the Named Executive Officers.

Option Exercises and Holdings

The following table provides information with respect to option exercises from July 1, 2004 to June 30, 2005, by the Named Executive Officers and the value of such officers’ unexercised options at June 30, 2005.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Shares Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(a)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Roger S. Mertz	—	—	25,000	—	$93,225	—

——————

(a)

Value of unexercised options was determined by multiplying the number of unexercised options by the difference between the price of the last reported sale of the Company’s common stock on the NASDAQ

SmallCap Market of $9.90 per share on June 30, 2005 (the last trading day for fiscal 2005), and the exercise price of such unexercised options.

Equity Compensation Plan Information

The following table summarizes share and exercise information about our equity compensation plans as of June 30, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities included in 1st column)
Equity Compensation Plans Approved by Security Holders(1)	92,900	$6.57	166,926	(2)
Equity Compensation Plans Not Approved by Security Holders	0	—	0
Total	92,900	$6.57	166,926

——————

(1)

Consists of the Company’s 2002 Stock Incentive Plan and 1996 Stock Option Plan, as amended to date.

(2)

Includes 24,900 shares available for issuance under the 2002 Stock Incentive Plan and 142,026 shares available for issuance under the 1996 Stock Option Plan. However, in connection with the adoption of the 2002 Stock Incentive Plan in 2002, no further option grants will be made under the 1996 Stock Option Plan.

Summary of Equity Compensation Plans

2002 Stock Incentive Plan. The Company’s 2002 Stock Incentive Plan (“2002 Plan”) provides for the granting to officers, employees, Directors and consultants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, nonstatutory stock options and stock appreciation rights. The Company may also issue stock directly to participants under the 2002 Plan. The 2002 Plan was approved by the Board of Directors in July 2002 and by the stockholders in October 2002. The 2002 Plan serves as the successor program to the Company’s 1996 Stock Option Plan and was adopted with the intention of reducing the number of shares reserved for stock option grants to a number which better matches the current capitalization of the Company. A total of 75,000 shares of common stock have been reserved for grant pursuant to the 2002 Plan. As of September 20, 2005, 24,900 shares of common stock were available for issuance under the 2002 Plan and options to purchase 50,100 shares were outstanding.

The Company periodically grants to its officers, employees, Board members and consultants stock options under the 2002 Plan in order to provide additional incentive for such persons. The Board believes that such incentives benefit the Company and its stockholders by providing incentive-based compensation that will encourage officers, directors, consultants and other key employees to attain high performance and encourage stock ownership in the Company. No participant in the 2002 Plan may be granted stock options, direct stock issuances and share right awards for more than 15,000 shares of common stock in total in any calendar year. The exercise price of all incentive stock options granted under the 2002 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options must at least be equal to 85% of the fair market value of the common stock on the date of grant.

1996 Stock Option Plan. The Company’s 1996 Stock Option Plan, (the “1996 Plan”) was approved by the stockholders at the 1996 annual meeting. An amendment to the 1996 Plan increasing the number of shares available for issuance under the 1996 Plan to 275,000 was approved by the stockholders at the 1999 annual meeting. As of September 20, 2005, options to purchase 268,574 shares had been issued under the 1996 Plan,  while options to purchase a total of 42,800 shares remained outstanding. No further options have been or will be granted under the 1996 Plan since the adoption of the 2002 Plan. All new option grants are being made under the 2002 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Buggato Investment Company. On July 1, 2004, the Company entered into a Consulting Agreement with Bugatto Investment Company, of which David Bugatto, a director of the Company, is President. Pursuant to the agreement, Mr. Bugatto provided consulting services to the Company in connection with its real estate business for which Bugatto Investment Company is compensated at an hourly rate of $225 per hour. In addition, the agreement provided that if either of the Company’s Sonoma County properties are sold during the term of the agreement, Bugatto Investment Company will be paid a fee of 2% of the gross sales price regardless of whether a broker is involved in the sale. The agreement was effective until the earlier of its termination by either party or June 30, 2005.

On July 1, 2005, Bugatto Investment Company entered into a new consulting agreement pursuant to which Bugatto Investment Company provides real estate consulting services to the Company for an hourly fee of $225. The agreement replaces the July 1, 2004, agreement. Under the agreement, if either of the Company’s Sonoma County properties is sold during the term of the agreement, Bugatto Investment Company is entitled to receive a fee equal to 1.5% of the sales prices regardless of whether or not a broker is involved, and Bugatto Investment Company is entitled to receive a fee equal to the greater of 1.5% of the gross value of the real estate or $150,000 upon any transaction that would result in the Company becoming a private company. The term of the agreement is through July 30, 2006, but the agreement can be terminated earlier upon the occurrence of certain events, including notice of termination by either party. During fiscal 2005 and 2004, the Company paid Mr. Bugatto $32,943 and $26,000, respectively, for real estate consulting services.

Thomas R. Eakin. On August 1, 2004, the Company entered into a Consulting Agreement with Thomas R. Eakin, who was the Company’s Chief Financial Officer. The agreement replaced an earlier consulting agreement between Mr. Eakin and the Company which terminated by its terms on July 31, 2004. Under the agreement, Mr. Eakin provided financial management and accounting services to the Company for which he was compensated at an hourly billing rate of $115 per hour, plus expenses.

Effective August 1, 2005, the Company entered into a new consulting agreement with Mr. Eakin. Under the agreement, Mr. Eakin provided financial management and accounting services to the Company at an hourly billing rate of $115.00 per hour, plus expenses. The term of the agreement is through July 31, 2006, but the agreement can be terminated earlier upon the occurrence of certain events, including notice of termination by either party. During fiscal 2005 and 2004, the Company paid Mr. Eakin $51,350 and $51,000, respectively, for services. In September 2005, Mr. Eakin delivered a notice of termination of the consulting agreement, effective October 12, 2005.

Gary L. Hess. Gary L. Hess, a director and former President and Chief Executive Officer, previously entered into an agreement with the Company to sell its remaining PermaPak inventory and equipment. During the fiscal year 2005 the Company received the final payment on the sale of the PermaPak inventory and equipment, and pursuant to the terms of the agreement, the Company paid $7,769 in commissions to Mr. Hess. Pursuant to a previous separation agreement with the Company, in 2002 the Company loaned Mr. Hess $400,000 to exercise 80,000 stock options at $5 per share. The promissory note dated January 28, 2002, in the amount of $400,000, bears interest at the Applicable Federal Rate (AFR) of 2.73%, payable quarterly. Mr. Hess paid the note in full in August 2004.

Roger S. Mertz. Roger S. Mertz, former Chairman of the Board, is a partner of the law firm Allen Matkins Leck Gamble & Mallory LLP, which firm served as the Company’s general counsel during fiscal 2005. During fiscal 2005, 2004, and 2003, the Company incurred $272,966, $323,000 and $204,000 respectively, for legal services provided by Allen Matkins. As of June 16, 2005, Roger S. Mertz resigned as Chairman of the Board but remains a director until the Annual Meeting.

Walker R. Stapleton. Walker Stapleton, a director and the son of the Company’s largest stockholder, was elected President and Chief Executive Officer on June 16, 2005. Mr. Stapleton’s base salary for his service as Chief Executive Officer of the Company is $8,000 per month. He is not entitled to any specific bonus payments, although the Board retains the discretion to pay bonuses to officers of the Company from time to time. The Company has agreed to reimburse Mr. Stapleton for up to $30,000 annually for office and travel expenses he incurs in connection with the Company’s business.

COMPENSATION COMMITTEE REPORT OF THE BOARD OF DIRECTORS

The following compensation committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

This report is provided by the Compensation Committee of the Board of Directors (the “Committee”) to assist  stockholders in understanding the Committee’s objectives and procedures in establishing the compensation of the Company’s Chief Executive Officer and other executive officers. The Committee, made up of non-employee  Directors, is responsible for establishing and administering the Company’s executive compensation program.

In accordance with the Company’s strategy of reducing operating expenses, particularly expenses related to being a public reporting company, during fiscal 2005 the Company outsourced many functions. As a result, a key element of compensation strategy for fiscal 2005 was to ensure that the fees it pays for outsourced services were reasonable.

Current Key Elements of Executive Compensation

During fiscal 2005, the persons and entities performing management services for the Company were compensated through consulting fees.

Consulting Fees. Consulting fees paid to consultants performing outsourced services were reviewed by the Compensation Committee to determine whether they were reasonable on the basis of the services provided.

Legal Fees. The Company paid legal fees to the Company’s outside legal counsel during fiscal 2005, a firm of which Mr. Mertz, a director, is a partner. Legal fees paid to that firm were reviewed and approved by the Compensation Committee to determine whether they were reasonable on the basis of the services provided.

Long-Term Incentives. Long-term incentive awards provided by stockholder approved compensation programs are designed to develop and maintain strong management through share appreciation awards and to tie compensation to the success of the Company as reflected in its stock price. The 2002 Stock Incentive Plan provides for the granting to officers, employees, directors and consultants of incentive stock options,  which promotes the long-term interests of the Company’s stockholders.

Compensation of the Chief Executive Officer

In accordance with Section 312 of the California General Corporation Law, since the Company had no individual serving as President, Mr. Mertz was deemed the Company’s Chief Executive Officer and served in that capacity until Walker R. Stapleton was appointed President and Chief Executive Officer on June 16, 2005. Mr. Mertz was not compensated for services as Chief Executive Officer. Mr. Mertz received only the quarterly and per meeting director fees that were paid to him in connection with his services as Chairman of the Board.

THE COMPENSATION COMMITTEE

David J. Bugatto

Gary L. Hess

Fredric Selinger

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates this report by reference therein.

During fiscal 2005, the Audit Committee consisted of Fredric Selinger (Chairman), David J. Bugatto and Gary L. Hess (“Committee”). The Board has determined that Mr. Selinger is independent within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934. The Board has also determined that Mr. Selinger is an “audit committee financial expert” as defined in the applicable regulations of the Securities and Exchange Commission.

The Board has adopted a written charter for the Committee. In accordance with its charter, the Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Committee is responsible for overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Committee acts only in an oversight capacity and relies on the work and assurances of both management, which has primary responsibilities for the Company’s financial statements and reports, and the independent auditors who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Committee discussed with Grant Thornton LLP the matters required by Codification of Statements on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Committee received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence with Audit Committees, and discussed with that firm its independence from the Company.

The Committee considered the compatibility of non-audit services with the auditors’ independence and have discussed with the independent auditors their independence.

In discharging its duties, the Committee reviewed and discussed with management of the Company and Grant Thornton LLP the audited financial statements of the Company for the fiscal year ended June 30, 2005 (“Audited Financial Statements”).

Based on the foregoing review and discussions and a review of the report of Grant Thornton LLP with respect to the Audited Financial Statements, and relying thereon, the Committee recommended to the Company’s Board of Directors (and the Board approved) the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, for filing with the SEC.

THE AUDIT COMMITTEE

David J. Bugatto

Gary L. Hess

Fredric Selinger

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended June 30, 2005 all its executive officers, directors, and greater than ten-percent beneficial owners complied with applicable filing requirements.

PERFORMANCE GRAPH

The following graph compares the total return performance of the Company for the periods indicated with the performance of the Russell 2000 Index and the performance of a Peer Index comprised of the publicly traded stocks of Headliners Entertainment Group, Inc., Princeton American Corporation, Excel Enterprises, Inc., Indigenous Global Development Corp., Monmouth Capital Corp., National Properties Corp., and SonomaWest Holdings, Inc. During fiscal 2005, the Company’s shares were traded over-the-counter on the NASDAQ SmallCap Market under the symbol “SWHI.” Three of the companies in the Peer Group have market capitalizations greater than the Company and three have market capitalizations less than the Company. The Russell 2000 Index is comprised of the publicly traded stocks of the 2,000 smallest companies included in the Russell 3,000 Index, which includes the publicly traded stocks of the 3,000 largest companies. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

Sonoma West Holdings — NASNM
	Cumulative Total Return
	6/00	6/01	6/02	6/03	6/04	6/05
Sonomawest Holdings, Inc.	100.00	114.61	130.61	78.37	161.63	162.45
Russell 2000	100.00	100.66	91.93	90.42	120.59	131.98
Peer Group	100.00	137.88	111.11	89.90	96.50	101.55

ANNUAL REPORT ON FORM 10-K

The Company has filed its annual report on Form 10-K for the year ended June 30, 2005, with the Securities and Exchange Commission. A copy of the report is included in the Annual Report to Stockholders that accompanies this Proxy Statement. Stockholders may obtain additional copies of the Annual Report and a list describing any exhibits not contained therein, without charge (the exhibits are available upon payment of charges which approximate the Company’s cost of reproduction of the exhibits), by writing to the Secretary of the Company, at our principal executive offices at 2064 Highway 116 North, Sebastapol, California 95472.

STOCKHOLDER PROPOSAL FOR NEXT ANNUAL MEETING

Any of our eligible stockholders may submit a proposal for action at our next annual meeting of stockholders and for inclusion in our proxy statement and form of proxy relating to such meeting, and under the Company’s Bylaws, in order for business to be properly brought before the 2006 annual meeting of stockholders by a stockholder, or a stockholder nomination for director to be timely submitted, such stockholder must have given timely notice thereof in writing to the Secretary of the Company, at 2064 Highway 116 North, Sebastopol, California 95472. To be timely, a stockholder proposal to be presented at the 2006 annual meeting of stockholders, or a stockholder nomination for election as a director, must be received at the Company’s principal executive offices before 120 calendar days in advance of the first anniversary of the date that the Company’s proxy statement was released to stockholders in connection with this year’s Annual Meeting, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, then to be timely the notice by the stockholder must be received a reasonable time before the solicitation is made.

The proposal must also satisfy the conditions established by the SEC for stockholder proposals to be included in the Company’s proxy statement for that meeting, as well as any applicable requirements in the Company’s Bylaws. In addition, pursuant to SEC Rule 14a-4, if the Company is not notified of a stockholder proposal by at least 45 days before the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders, or the earlier date described above for timely submission of stockholder proposals specified by the advance notice provision in the Company’s Bylaws, then the proxies held by management of the Company will provide for discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

OTHER MATTERS

The Board of Directors presently knows of no other matter that may come before the Annual Meeting. If any other matters should properly come before the Meeting, however, the proxy holders intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Walker R. Stapleton
Chief Executive Officer

Dated: November 2, 2005

SONOMAWEST HOLDINGS, INC.

2064 Highway 116 North
Sebastopol, California 95472

PROXY

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Walker R. Stapleton and David J. Bugatto, or either of them, with full power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Stockholders of SonomaWest Holdings, Inc. to be held on  Thursday, November 17, 2005 at 10:00 a.m., local time, at Alleghany Properties, LLC, 2150 River Plaza Drive, #155, Sacramento, CA  95833, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated below.

1.

Election of three directors to serve until the 2006 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees listed below

(Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below.)

Fredric Selinger        David J. Bugatto        Walker R. Stapleton

2.

Approval of appointment of Grant Thornton LLP as independent auditors for the fiscal year ending June 30, 2006.

☐ FOR the appointment	☐ AGAINST the appointment	☐ ABSTAIN

3.

The transaction of such other business as may properly come before the meeting or any adjournment or postponements of the meeting.

☐ FOR the appointment	☐ AGAINST the appointment	☐ ABSTAIN

The undersigned hereby acknowledge receipt of (a) the Notice of Annual Meeting of Stockholders, (b) the accompanying Proxy Statement, and (c) the Annual Report of the Company for the fiscal year ended June 30, 2005.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR proposals one, two and three.

Please sign exactly as signature appears on this proxy card. Executors, administrators, traders, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

Dated: _______________, 2005

______________________________________________

Signature

______________________________________________

Signature